Exhibit 99

PAETEC Holding Corp. Announces 2007 First Quarter Results

Fairport, NY – May 9, 2007 — PAETEC Holding Corp. (NASDAQ GS: PAET) today announced 2007 first quarter financial and operating results. As previously announced, PAETEC Corp. completed its merger with US LEC Corp. on February 28, 2007, creating one of the largest competitive telecommunications providers in the United States. Highlights of the combined company’s 2007 first quarter, which includes the results of US LEC’s operations only for March 2007, included:

•	Revenue of $194.0 million, which represented a 37.8% increase over first quarter 2006 revenue of $140.8 million;

•	Adjusted EBITDA* of $34.2 million, which represented a 52.5% increase over 2006 first quarter adjusted EBITDA of $22.4 million;

•	Net loss of <$5.8> million versus $12.5 million in net income in 2006 first quarter;

•	Free cash flow* of $19.0 million, which represented the 17th consecutive quarter in which PAETEC Holding or its predecessor generated positive free cash flow; and

*	Neither adjusted EBITDA nor free cash flow is a measurement of financial performance under accounting principles generally accepted in the United States. For a quantitative reconciliation of the differences between adjusted EBITDA and net loss (income), as net loss (income) is calculated in accordance with generally accepted accounting principles, see the accompanying tables. PAETEC Holding defines free cash flow as adjusted EBITDA minus capital expenditures.

•	145.4% increase in the number of access line equivalents, from 1,038,024 as of March 31, 2006 to 2,547,456 as of March 31, 2007.

Quarterly Performance

Total revenue for the 2007 first quarter increased 37.8% to $194.0 million from $140.8 million for the 2006 first quarter. Adjusted EBITDA for the 2007 first quarter increased 52.5% to $34.2 million over adjusted EBITDA for the 2006 first quarter of $22.4 million. Adjusted EBITDA margin, which represents adjusted EBITDA as a percentage of total revenue, was 17.6% for the 2007 first quarter versus an adjusted EBITDA margin of 15.9% for the 2006 first quarter. Net loss for the 2007 first quarter was <$5.8> million compared to net income of $12.5 million for the first quarter of 2006, resulting primarily from the write-off of $9.8 million in debt issuance costs related to prior credit facilities that were terminated on February 28, 2007 as part of the merger closing transactions. Increased depreciation and amortization expense of $5.6 million and increased interest expense of $11.8 million also contributed to the change and resulted primarily from the depreciation of US LEC’s assets in the combined company’s results of operations from March 1, 2007 and increased debt levels incurred in connection with PAETEC’s June 2006 leveraged recapitalization and in connection with the merger.

The increase in revenue—and subsequently adjusted EBITDA—was driven by an increase in network services revenue of 42.3%. Network services revenue outpaced overall revenue growth as our rapidly growing MPLS VPN product sales continue to complement historically strong integrated voice and data T1 sales. The rapid growth in network services revenue offset the integrated services revenue growth of 1.1% as that business line has an annual revenue cycle and tends to provide uneven results on a quarterly basis. Carrier Services had a 28.5% growth rate period to period due primarily to the addition of the US

LEC carrier services segment. For the 2007 first quarter operating results, US LEC results accounted for $37.4 million in revenue.

Sequential Performance

2007 first quarter revenue of $194.0 million represented an increase of 28.1% over 2006 fourth quarter revenues and reflected the addition of US LEC results for March 2007 and continued access line additions. As previously mentioned, access line growth has been generated through robust MPLS VPN and integrated voice and data T1 sales.

Adjusted EBITDA of $34.2 million for 2007 first quarter represented a 33.8% increase over adjusted EBITDA for the 2006 fourth quarter, also reflecting the addition of US LEC results for March 2007, as well as solid expense management coupled with the strong revenue growth.

Capital Expenditures

PAETEC Holding continues to invest in the enhancement of its network and product offerings. Capital expenditures for the 2007 first quarter increased to $15.2 million from $12.3 million in the 2006 first quarter. Approximately $2.1 million in capital expenditures resulted from the inclusion of US LEC’s capital expenditures for March 2007. The remaining capital expenditures for the 2007 first quarter were associated with investments in the PAETEC Holding network, including expansion in the switching and information technology infrastructure. The 2006 quarter included the implementation of the new 5ESS switch in Newark N.J. during that period.

Financing and Liquidity Update

Concurrently with the closing of the merger, PAETEC Holding closed on its new $850 million credit facility consisting of a $50 million five-year revolving credit facility and an $800 million six-year term loan facility. As of March 31, 2007, the revolver remained undrawn, there was $800 million outstanding under the term loan and PAETEC Holding had $53.4 million of cash on hand.

Pro Forma Financial Snapshot

If the historical results of operations of PAETEC Corp. were combined with the historical results of operations of US LEC Corp. as if the merger had occurred on January 1, 2006, and without giving effect to any pro forma adjustments or unrealized synergies, PAETEC Holding’s revenue would have increased to $267.6 million for the 2007 first quarter from $243.6 million for the 2006 first quarter, yielding a growth rate of 9.9%. Adjusted EBTIDA would have demonstrated an increase of $11.4 million, or 30.6%, from $37.2 million in the 2006 first quarter to $48.6 million in the 2007 first quarter, reflecting solid expense management coupled with the revenue growth as well as some initial synergies achieved as a result of the US LEC merger. The increase in pro forma adjusted EBITDA also would have resulted in an increase in pro forma adjusted EBITDA margins, from 15.3% in the 2006 first quarter to 18.1% in the 2007 first quarter.

Full Year 2007 Outlook

If the merger had occurred on January 1, 2007 and, accordingly, US LEC’s operations were included for all of 2007, PAETEC Holding anticipates that for the full year 2007 the combined company would generate the full year 2007 results below.

($ in millions)	Full Year 2007
Revenue	$1,110 to $1,125
Adjusted EBTIDA	$195 to $205
Capital Expenditures	$80 to $90

PAETEC Holding anticipates that actual results for full year 2007 (which as noted above will include only ten months of US LEC operations) will include revenue in the range of $1,037 million to $1,052 million, adjusted EBITDA in the range of $181 million to $191 million and capital expenditures in the range of $75 million to $85 million.

Forward-Looking Statements

Except for statements that present historical facts, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar expressions. These statements, which include PAETEC’s forecasts of total revenue, adjusted EBTIDA and capital expenditures involve known and unknown risks, uncertainties and other factors that may cause PAETEC’s actual operating results, financial position, levels of activity or performance to be materially different from those expressed or implied by such forward-looking statements. Some of these risks, uncertainties and factors are discussed under the caption “Risk Factors” in PAETEC’s 2006 Annual Report on Form 10-K and in PAETEC’s subsequently filed SEC reports. They include, but are not limited to, the following risks, uncertainties and other factors: changes in regulation and the regulatory environment; competition in the markets in which PAETEC operates; the continued availability of necessary network elements from competitors; PAETEC’s ability to manage and expand its business and execute its acquisition strategy, to adapt its product and service offerings to changes in customer preferences, and to convert its existing network to a network with more advanced technology; effects of network failures, systems breaches, natural catastrophes and other service interruptions; and PAETEC’s ability to service its indebtedness and to raise capital in the future. PAETEC disclaims any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About PAETEC

PAETEC (NASDAQ GS: PAET) is personalizing business communications for medium-sized and large businesses, enterprise organizations and institutions across the United States. We offer a comprehensive suite of voice, data, and IP services, as well as enterprise communications management software, network security solutions, CPE, and managed services. For more information, visit www.paetec.com.

PAETEC Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands)

	Three Months Ended March 31,		Three Months Ended December 31,
	2007	2006	2006
REVENUE:
Network services revenue	$158,438	$111,335	$118,941
Carrier services revenue	27,312	21,260	22,876
Integrated solutions revenue	8,267	8,180	9,671

TOTAL REVENUE	194,017	140,775	151,488
COST OF SALES (exclusive of depreciation and amortization shown separately below)	91,361	67,398	72,780
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (exclusive of depreciation and amortization shown separately below and inclusive of stock-based compensation)	75,033	52,299	56,224
INTEGRATION/RESTRUCTURING COSTS	105
LEVERAGED RECAPITALIZATION COSTS	—	—	67
DEPRECIATION AND AMORTIZATION	13,153	7,593	9,322

INCOME FROM OPERATIONS	14,365	13,485	13,095
CHANGE IN FAIR VALUE OF SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK CONVERSION RIGHT	—	(5,496)	—
LOSS ON EXTINGUISHMENT OF DEBT	9,834	—	—
OTHER INCOME, net	(1,220)	(939)	(1,167)
INTEREST EXPENSE	14,498	2,722	10,175

(LOSS) INCOME BEFORE INCOME TAXES	(8,747)	17,198	4,087
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(2,898)	4,672	1,462

NET (LOSS) INCOME	$(5,849)	$12,526	$2,625

Adjusted EBITDA, as defined by PAETEC, represents net income before interest, provision for taxes, depreciation and amortization, change in fair value of Series A convertible redeemable preferred stock conversion rights, stock-based compensation, loss on extinguishment of debt, leveraged recapitalization costs and integration/restructuring costs, and, with respect to pro forma adjusted EBITDA, loss related to investment in ETV. PAETEC’s adjusted EBITDA is a non-GAAP financial measure used by PAETEC’s management, together with GAAP measures such as revenue and cash flows from operations, to assess PAETEC’s historical and prospective operating performance. Management uses adjusted EBITDA to enhance its understanding of PAETEC’s core operating performance, which represents management’s views concerning PAETEC’s performance in the ordinary ongoing and customary course of its operations. Management also uses this measure to evaluate PAETEC’s performance relative to that of its competitors. This financial measure permits a comparative assessment of PAETEC’s operating performance, relative to the company’s performance based on its GAAP results, while isolating the effects of certain items that may vary from period to period without any correlation to core operating performance or that vary widely among similar companies. The table below sets forth, for the periods indicated, a reconciliation of the differences between adjusted EBITDA and net (loss) income, as net (loss) income is calculated in accordance with generally accepted accounting principles.

	Three Months Ended March 31,		Three Months Ended December 31,
	2007	2006	2006
Net (loss) income	$(5,849)	$12,526	$2,625
Add back non-EBITDA items included in net (loss) income:
Depreciation and amortization	13,153	7,593	9,322
Interest expense, net of interest income	13,264	2,199	9,608
Provision for (benefit from) income taxes	(2,898)	4,672	1,462

EBITDA	17,670	26,990	23,017

Change in fair value of Series A convertible redeemable preferred stock conversion right	—	(5,496)	—
Stock-based compensation	6,584	932	2,476
Loss on extinguishment of debt	9,834	—	—
Leveraged recapitalization costs	—	—	67
Integration/restructuring costs	105	—	—

Adjusted EBITDA	$34,193	$22,426	$25,560

PAETEC Holding Corp. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations

(Based on combination of historical results, without adjustment)

(in thousands)

	Three Months Ended March 31,		Three Months Ended December 31,
	2007	2006	2006
TOTAL REVENUE	267,576	243,572	260,789

COST OF SALES (exclusive of depreciation and amortization shown separately below)	125,958	117,648	127,703
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (exclusive of depreciation and amortization shown separately below and inclusive of stock-based compensation)	100,109	90,818	96,017
INTEGRATION/RESTRUCTURING COSTS	1,919	—	—
LEVERAGED RECAPITALIZATION COSTS	—	—	67
DEPRECIATION AND AMORTIZATION	22,335	19,787	21,309

INCOME FROM OPERATIONS	17,255	15,319	15,693
CHANGE IN FAIR VALUE OF SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK CONVERSION RIGHT	—	(5,496)	—
LOSS ON EXTINGUISHMENT OF DEBT	9,834	—	—
OTHER INCOME, net	(1,594)	(939)	(1,167)
INTEREST EXPENSE	17,999	7,267	14,928

(LOSS) INCOME BEFORE INCOME TAXES	(8,984)	14,487	1,932
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(2,897)	4,672	1,462

NET (LOSS) INCOME	$(6,087)	$9,815	$470

Pro Forma results for the 2007 three-month period do not include approximately $11.8 million of costs related to the early extinguishment of US LEC debt.

The table below sets forth, for the periods indicated, a reconciliation of the differences between pro forma adjusted EBITDA and pro forma net (loss) income, as pro forma net (loss) income is calculated based on the combination of historical results of PAETEC Holding and its predecessor and of US LEC for such periods.

	Three Months Ended March 31,		Three Months Ended December 31,
	2007	2006	2006
Net (loss) income	$(6,087)	9,815	$470
Add back non-EBITDA items included in net (loss) income:
Depreciation and amortization	22,335	19,787	21,309
Interest expense, net of interest income	16,427	6,744	14,361
Provision for (benefit from) income taxes	(2,897)	4,672	1,462

EBITDA	29,778	41,018	37,602

Change in fair value of Series A convertible redeemable preferred stock conversion right	—	(5,496)	—
Stock-based compensation	7,029	1,649	3,301
Loss on extinguishment of debt	9,834	—	—
Leveraged recapitalization costs	—	—	67
Integration/restructuring costs	1,919	—	2,322
Loss related to investment in ETV	—	—	713

Adjusted EBITDA	$48,560	$37,171	$44,005

PAETEC Holding has omitted a quantitative reconciliation of forecasted 2007 adjusted EBITDA amounts included in this release to forecasted 2007 net (loss) income, because forecasted 2007 net (loss) income cannot be calculated with reasonable accuracy until, among other matters, PAETEC Holding finalizes adjustments under the purchase method of accounting for the US LEC merger and until it completes its analysis of limitations that may be placed on its ability to use net operating loss carryforwards under Section 382 of the Internal Revenue Code. The manner in which each of these items is finalized may have a material affect on PAETEC Holding’s net (loss) income for 2007.

PAETEC Holding Corp. and Subsidiaries

Selected Financial and Operating Data

(in thousands)

	March 31, 2007	December 31, 2006
Consolidated Balance Sheet Data:
(in thousands)
Cash and cash equivalents	$53,437	$46,885
Accounts receivable, net	130,771	79,740
Property and equipment, net (1)	293,398	167,566

Accounts payable	$36,899	$27,321
Other accrued expenses	80,934	43,824
Current portion of long-term debt	8,091	2,856
Long-term debt	792,039	370,930

Operating Data
(as of period end):
Geographic markets served	52	29
Number of switches deployed	40	13
Total digital T1 transmission lines installed	106,144	52,371
Network services digital T1 transmission lines installed	95,827	42,017
Percentage of network services digital T1 transmission lines disconnected	1.9%	9.2%
Total access line equivalents installed	2,547,456	1,256,904
Total employees	2,235	1,312

(1)	Property and equipment, net, as of March 31, 2007 does not reflect the impact, if any, of a fair value assessment of such assets acquired related to the merger with US LEC Corp.